Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Steve Schrier, 331-332-2264
Investor contact:	Kevin Sadowski, 331-332-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS SECOND QUARTER RESULTS

•	Reports net loss of $64 million, or $0.78 per share, on revenues of $2.7 billion

•	Generates $102 million of adjusted EBITDA in the quarter

•	Chargeouts up 38 percent vs. last quarter; up 10 percent year-over-year

•	Ends quarter with $784 million in manufacturing cash on positive cash flow for the quarter

•	Expects to achieve in excess of 8 percent EBITDA margin run rate exiting FY2015

•	Forecasts FY2016 industry retail deliveries of Class 6-8 trucks and buses in the United States and Canada to be in the same range as FY2015—350,000 to 380,000 units

LISLE, Ill. — June 4, 2015 — Navistar International Corporation (NYSE: NAV) today announced a second quarter 2015 net loss of $64 million, or $0.78 per diluted share, compared to a second quarter 2014 net loss of $297 million, or $3.65 per diluted share. Revenues in the quarter were $2.7 billion. Chargeouts in the company’s core markets (Class 6-8 trucks and buses in the United States and Canada) were up 38 percent over last quarter.

Second quarter 2015 EBITDA was $85 million versus an EBITDA loss of $119 million in the same period one year ago. The $204 million year-over-year improvement was driven by an increase in truck segment sales, favorable product mix and the continuation of lower warranty expense and cost reductions. Prior year results included $149 million in asset impairment charges related to the company’s South American engine operations.

Second quarter 2015 adjusted EBITDA was $102 million compared to $82 million in the second quarter of 2014. The second quarter included one-time net charges of $17 million, compared to one-time charges of $201 million in the second quarter of 2014.

The company was cash flow positive in the second quarter 2015 and finished the quarter with $784 million in manufacturing cash, cash equivalents and marketable securities.

“Our results reflect continued progress in improving enterprise-wide business operations and positive momentum in the North American industry,” said Troy A. Clarke, Navistar president and chief executive officer. “We continue to make solid improvements in our North American truck and parts businesses and are especially encouraged by the progress in our bus business as well as increased market share in our medium-duty business where we saw significant improvement in sales to major rental and leasing fleets and strong results in dealer-led sales.”

Highlights from the quarter include a 10 percent year-over-year increase in chargeouts in the company’s core markets (Class 6-8 trucks and buses in the United States and Canada). This included a 24 percent increase in Class 6 and 7 medium trucks and a 9 percent increase in combined Class 8 trucks.

During the quarter, the company continued its best-in-class technology integration strategy with its first-to-market announcement of Bendix® Wingman® Fusion®—the industry’s most advanced safety system—available on the company’s International® brand Class 8 on-highway tractors.

In addition, the company continued its mission to be the ‘Uptime’ leader in the industry with the purchase of a test track and proving grounds in New Carlisle, Ind. The Navistar Proving Grounds is a key strategic addition to the company’s product development operations, allowing for comprehensive testing and validation of new vehicles and innovative technologies. The site will also be used as a customer center to showcase new products and give customers an opportunity to experience new products firsthand.

The company continued to take actions to reduce fixed costs and improve its manufacturing capacity utilization with the sale of its foundry operations in Waukesha, Wis. Navistar will complete its exit from the foundry business as operations in Indianapolis wind down by the end of the summer. As a result, the company anticipates more than $13 million in annual savings.

The company provided the following guidance for the third quarter:

•	Q3-2015 EBITDA of $125 million – $175 million, excluding pre-existing warranty and one-time items.

•	Q3-2015 manufacturing cash, cash equivalents and marketable securities between $750 million – $850 million.

Additionally, the company projects a continued strong North American industry for FY2016 with retail deliveries of Class 6-8 trucks and buses in the United States and Canada to be in the same range as FY2015— 350,000 to 380,000 units—with a stronger mix of school buses and medium-duty trucks.

“We continue to take the right actions to improve the business and expect to achieve in excess of an 8 percent EBITDA margin run rate as we exit the year,” Clarke added. “We think 2016 will be another strong year for the North American industry and we believe we’re well positioned to take advantage of favorable market conditions for our core businesses.”

Summary of Financial Results:

	(Unaudited)
	Second Quarter		First Half
(in millions, except per share data)	2015	2014	2015	2014
Sales and revenues, net	$2,693	$2,746	$5,114	$4,954
Segment Results:
Truck	$(51)	$(129)	$(69)	$(337)
Parts	133	133	278	241
Global Operations	1	(162)	(14)	(197)
Financial Services	22	24	46	47
Loss from continuing operations, net of tax(A)	$(64)	$(298)	$(106)	$(547)
Net loss(A)	(64)	(297)	(106)	(545)
Diluted loss per share from continuing operations(A)	$(0.78)	$(3.66)	$(1.30)	$(6.73)
Diluted loss per share(A)	$(0.78)	$(3.65)	$(1.30)	$(6.70)

(A)	Amounts attributable to Navistar International Corporation.

Truck Segment — For the second quarter 2015, the Truck segment recorded a loss of $51 million, compared with a year-ago second quarter loss of $129 million. The Truck segment’s year-over-year improvement was driven by increased chargeouts, improved product costs and lower charges for adjustments to pre-existing warranties—reflecting quality improvements in recent model years and continued efforts to reduce overall cost per repair.

Parts Segment — For the second quarter 2015, the Parts segment recorded a profit of $133 million, flat compared to second quarter 2014. Sales and margin improvements in North American commercial markets were offset by a decrease in export and Blue Diamond Parts sales.

Global Operations Segment — For the second quarter 2015, the Global Operations segment recorded a profit of $1 million compared to a year-ago second quarter loss of $162 million. The year-over-year improvement was primarily due to one-time non-cash asset impairment charges that occurred in the second quarter of 2014. The remaining improvements in segment loss were primarily due to lower manufacturing and structural costs as a result of restructuring and cost-reduction efforts.

Financial Services Segment — For the second quarter 2015, the Financial Services segment recorded a profit of $22 million compared to second quarter 2014 profit of $24 million, reflecting an increase in revenue that was more than offset by a higher provision for loan losses in Mexico and lower income from intercompany loans.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, proprietary diesel engines, and IC Bus™ brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2014 and our quarterly report on Form 10Q for the quarter ended April 30, 2015. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months		Six Months
	Ended April 30,		Ended April 30,
(in millions, except per share data)	2015	2014	2015	2014
Sales and revenues
Sales of manufactured products, net	$2,658	$2,708	$5,043	$4,877
Finance revenues	35	38	71	77

Sales and revenues, net	2,693	2,746	5,114	4,954

Costs and expenses
Costs of products sold	2,360	2,468	4,405	4,482
Restructuring charges	6	8	9	11
Asset impairment charges	1	151	8	169
Selling, general and administrative expenses	243	237	484	476
Engineering and product development costs	76	83	155	173
Interest expense	75	74	152	156
Other (income) expense, net	(28)	(8)	(31)	6

Total costs and expenses	2,733	3,013	5,182	5,473
Equity in income of non-consolidated affiliates	1	3	3	3

Loss from continuing operations before income taxes	(39)	(264)	(65)	(516)
Income tax expense	(18)	(23)	(25)	(11)

Loss from continuing operations	(57)	(287)	(90)	(527)
Income from discontinued operations, net of tax	—	1	—	2

Net loss	(57)	(286)	(90)	(525)
Less: Net income attributable to non-controlling interests	7	11	16	20

Net loss attributable to Navistar International Corporation	$(64)	$(297)	$(106)	$(545)

Amounts attributable to Navistar International Corporation common shareholders:
Loss from continuing operations, net of tax	$(64)	$(298)	$(106)	$(547)
Income from discontinued operations, net of tax	—	1	—	2

Net loss	$(64)	$(297)	$(106)	$(545)

Earnings (loss) per share:
Basic:
Continuing operations	$(0.78)	$(3.66)	$(1.30)	$(6.73)
Discontinued operations	—	0.01	—	0.03

	$(0.78)	$(3.65)	$(1.30)	$(6.70)

Diluted:
Continuing operations	$(0.78)	$(3.66)	$(1.30)	$(6.73)
Discontinued operations	—	0.01	—	0.03

	$(0.78)	$(3.65)	$(1.30)	$(6.70)

Weighted average shares outstanding:
Basic	81.6	81.4	81.5	81.3
Diluted	81.6	81.4	81.5	81.3

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	April 30,	October 31,
	2015	2014
(in millions, except per share data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$583	$497
Restricted cash and cash equivalents	—	40
Marketable securities	273	605
Trade and other receivables, net	502	553
Finance receivables, net	1,929	1,758
Inventories	1,245	1,319
Deferred taxes, net	38	55
Other current assets	206	186

Total current assets	4,776	5,013
Restricted cash	113	131
Trade and other receivables, net	18	25
Finance receivables, net	225	280
Investments in non-consolidated affiliates	68	73
Property and equipment (net of accumulated depreciation and amortization of $2,590 and $2,535, respectively)	1,407	1,562
Goodwill	38	38
Intangible assets (net of accumulated amortization of $113 and $109, respectively)	74	90
Deferred taxes, net	134	145
Other noncurrent assets	72	86

Total assets	$6,925	$7,443

LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$1,211	$1,295
Accounts payable	1,450	1,564
Other current liabilities	1,345	1,372

Total current liabilities	4,006	4,231
Long-term debt	3,992	3,929
Postretirement benefits liabilities	2,770	2,862
Deferred taxes, net	14	14
Other noncurrent liabilities	887	1,025

Total liabilities	11,669	12,061
Redeemable equity securities	1	2
Stockholders’ deficit
Series D convertible junior preference stock	3	3
Common stock (86.8 shares issued, and $0.10 par value per share and 220 shares authorized, all at both dates)	9	9
Additional paid-in capital	2,498	2,500
Accumulated deficit	(4,788)	(4,682)
Accumulated other comprehensive loss	(2,284)	(2,263)
Common stock held in treasury, at cost (5.3 and 5.4 shares, respectively)	(213)	(221)

Total stockholders’ deficit attributable to Navistar International Corporation	(4,775)	(4,654)
Stockholders’ equity attributable to non-controlling interests	30	34

Total stockholders’ deficit	(4,745)	(4,620)

Total liabilities and stockholders’ deficit	$6,925	$7,443

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	April 30,
(in millions)	2015	2014
Cash flows from operating activities
Net loss	$(90)	$(525)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	118	122
Depreciation of equipment leased to others	35	63
Deferred taxes, including change in valuation allowance	(7)	(2)
Asset impairment charges	8	169
Amortization of debt issuance costs and discount	19	27
Stock-based compensation	8	12
Provision for doubtful accounts, net of recoveries	(3)	9
Equity in income of non-consolidated affiliates, net of dividends	5	7
Write-off of debt issuance cost and discount	—	1
Other non-cash operating activities	(20)	(15)
Changes in other assets and liabilities, exclusive of the effects of businesses disposed	(310)	(194)

Net cash used in operating activities	(237)	(326)

Cash flows from investing activities
Purchases of marketable securities	(162)	(788)
Sales of marketable securities	431	902
Maturities of marketable securities	63	182
Net change in restricted cash and cash equivalents	53	(21)
Capital expenditures	(45)	(50)
Purchases of equipment leased to others	(20)	(108)
Proceeds from sales of property and equipment	5	20
Proceeds from sales of affiliates	7	5

Net cash provided by investing activities	332	142

Cash flows from financing activities
Proceeds from issuance of securitized debt	250	152
Principal payments on securitized debt	(169)	(81)
Proceeds from issuance of non-securitized debt	84	473
Principal payments on non-securitized debt	(146)	(509)
Net increase in notes and debt outstanding under revolving credit facilities	5	3
Principal payments under financing arrangements and capital lease obligations	(1)	(14)
Debt issuance costs	(7)	(13)
Proceeds from financed lease obligations	20	34
Proceeds from exercise of stock options	1	18
Dividends paid by subsidiaries to non-controlling interest	(20)	(30)

Net cash used in financing activities	17	33

Effect of exchange rate changes on cash and cash equivalents	(26)	(10)

Increase (decrease) in cash and cash equivalents	86	(161)
Cash and cash equivalents at beginning of the period	497	755

Cash and cash equivalents at end of the period	$583	$594

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) from continuing operations attributable to Navistar International Corporation excluding income tax benefit (expense). The following tables present selected financial information for our reporting segments:

					Corporate
			Global	Financial	and
(in millions)	Truck	Parts	Operations	Services(A)	Eliminations	Total
Three Months Ended April 30, 2015
External sales and revenues, net	$1,933	$607	$115	$35	$3	$2,693
Intersegment sales and revenues (B)	33	6	15	25	(79)	—

Total sales and revenues, net	$1,966	$613	$130	$60	$(76)	$2,693

Income (loss) from continuing operations attributable to NIC, net of tax	$(51)	$133	$1	$22	$(169)	$(64)
Income tax expense	—	—	—	—	(18)	(18)

Segment profit (loss)	$(51)	$133	$1	$22	$(151)	$(46)

Depreciation and amortization	$47	$4	$5	$12	$6	$74
Interest expense	—	—	—	18	57	75
Equity in income (loss) of non-consolidated affiliates	1	1	(1)	—	—	1
Capital expenditures (C)	24	—	1	2	1	28

					Corporate
			Global	Financial	and
(in millions)	Truck	Parts	Operations	Services(A)	Eliminations	Total
Three Months Ended April 30, 2014
External sales and revenues, net	$1,829	$614	$265	$38	$—	$2,746
Intersegment sales and revenues	60	16	6	19	(101)	—

Total sales and revenues, net	$1,889	$630	$271	$57	$(101)	$2,746

Income (loss) from continuing operations attributable to NIC, net of tax	$(129)	$133	$(162)	$24	$(164)	$(298)
Income tax expense	—	—	—	—	(23)	(23)

Segment profit (loss)	$(129)	$133	$(162)	$24	$(141)	$(275)

Depreciation and amortization	$71	$4	$6	$11	$7	$99
Interest expense	—	—	—	17	57	74
Equity in income (loss) of non-consolidated affiliates	1	1	1	—	—	3
Capital expenditures (C)	26	1	1	—	1	29

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Six Months Ended April 30, 2015
External sales and revenues, net	$3,564	$1,221	$253	$71	$5	$5,114
Intersegment sales and revenues (B)	72	18	29	49	(168)	—

Total sales and revenues, net	$3,636	$1,239	$282	$120	$(163)	$5,114

Income (loss) from continuing operations attributable to NIC, net of tax	$(69)	$278	$(14)	$46	$(347)	$(106)
Income tax expense	—	—	—	—	(25)	(25)

Segment profit (loss)	$(69)	$278	$(14)	$46	$(322)	$(81)

Depreciation and amortization	$99	$7	$12	$24	$11	$153
Interest expense	—	—	—	38	114	152
Equity in income (loss) of non-consolidated affiliates	3	2	(2)	—	—	3
Capital expenditures (C)	38	—	3	2	2	45

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Six Months Ended April 30, 2014
External sales and revenues, net	$3,220	$1,188	$469	$77	$—	$4,954
Intersegment sales and revenues	120	28	14	35	(197)	—

Total sales and revenues, net	$3,340	$1,216	$483	$112	$(197)	$4,954

Income (loss) from continuing operations attributable to NIC, net of tax	$(337)	$241	$(197)	$47	$(301)	$(547)
Income tax expense	—	—	—	—	(11)	(11)

Segment profit (loss)	$(337)	$241	$(197)	$47	$(290)	$(536)

Depreciation and amortization	$129	$8	$14	$21	$13	$185
Interest expense	—	—	—	34	122	156
Equity in income (loss) of non-consolidated affiliates	2	2	(1)	—	—	3
Capital expenditures (C)	38	5	4	1	2	50

(in millions)	Truck	Parts	Global Operations	Financial Services	Corporate and Eliminations	Total
Segment assets, as of:
April 30, 2015	$2,104	$669	$514	$2,611	$1,027	$6,925
October 31, 2014	2,245	672	657	2,598	1,271	7,443

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $44 million and $89 million for the three and six months ended April 30, 2015, respectively and $42 million and $82 million for the three and six months ended April 30, 2014, respectively.
(B)	During the second quarter of 2015, we identified a $35 million adjustment related to the first quarter of 2015 Intersegment sales and revenues. As a result, the Truck segment and Corporate and Eliminations should have reported Intersegment sales and revenues of $39 million and $(89) million, respectively, and reported Total sales and revenues, net, of $1,670 million and $(87) million, respectively, for the three months ended January 31, 2015. The adjustment did not impact the consolidated results for the first quarter of 2015.
(C)	Exclusive of purchases of equipment leased to others.

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below.

Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) from continuing operations attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Adjusted EBITDA:

We believe that adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Manufacturing Cash, Cash Equivalents, and Marketable Securities:

Manufacturing cash, cash equivalents, and marketable securities represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations.

Structural costs consists of Selling, general and administrative expenses and Engineering and product development costs.

EBITDA reconciliation:

	Three Months Ended April 30,
(in millions)	2015	2014
Loss from continuing operations attributable to NIC, net of tax	$(64)	$(298)
Plus:
Depreciation and amortization expense	74	99
Manufacturing interest expense(A)	57	57
Less:
Income tax benefit (expense)	(18)	(23)

EBITDA	$85	$(119)

(A)	Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate intercompany interest expense with our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense:

10

	Three Months Ended April 30,
	2015	2014
(in millions)
Interest expense	$75	$74
Less: Financial services interest expense	18	17

Manufacturing interest expense	$57	$57

Adjusted EBITDA reconciliation:

	Three Months Ended April 30,
(in millions)	2015	2014
EBITDA (reconciled above)	$85	$(119)
Less significant items of:
Adjustments to pre-existing warranties(A)	18	42
Other restructuring charges and strategic initiatives(B)	2	8
Asset impairment charges(C)	1	151
Gain on settlement(D)	(10)	—
Brazil truck business actions(E)	6	—

Total Adjustments	$17	$201

Adjusted EBITDA	$102	$82

(A)	Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available.
(B)	In the second quarter of 2014, we incurred restructuring charges of $8 million related to cost reduction actions that included a reduction-in-force in the U.S.
(C)	In the second quarter of 2015, the Company concluded it had a triggering event related to certain operating leases, as a result, the Truck segment recorded $1 million of asset impairment charges. In the second quarter of 2014, we recognized a non-cash charge of $149 million for the impairment of certain intangible assets of our Brazilian engine reporting unit. Due to slower than expected growth in the Brazilian economy causing declines in actual and forecasted results, we tested the goodwill of our Brazilian engine reporting unit and trademark for potential impairment. As a result, we determined that the entire $142 million balance of goodwill and $7 million of trademark were impaired.
(D)	In the second quarter of 2015, the Global Operations segment recognized a $10 million gain resulting from a customer settlement, which includes an offsetting restructuring charge of $4 million.
(E)	In the second quarter of 2015 our Global Operations segment recorded $6 million in inventory charges to right size the Brazil Truck business.

Manufacturing segment cash and cash equivalents and marketable securities reconciliation:

	As of April 30, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$536	$47	$583
Marketable securities	248	25	273

Total Cash and cash equivalents and Marketable securities	$784	$72	$856

11